UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2010
FIRST MERCURY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 762-6837
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 22, 2010, First Mercury Financial Corporation (the “Company”) issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 8.01 Other Events
On February 22, 2010, the Company announced that it had declared a one-time, special cash dividend of $2.00 per share and a regular quarterly cash dividend of $0.025 per share, both to be paid March 31, 2010 to stockholders of record at the close of business on March 15, 2010. The special dividend will be funded in part from borrowings under the Company’s credit agreement. The Company has obtained a waiver from its lender through May 1, 2010 to permit the payment of the dividend. The Company is negotiating with its lender to amend its credit agreement so that the dividend payment will not result in a violation of the credit agreement once the waiver period expires and anticipates completing such amendment prior to the expiration of the waiver period. A copy of the press release describing the dividends is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated February 22, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION
DATE: February 22, 2010	BY:	/s/ John A. Marazza
John A. Marazza
Executive Vice President, Chief Financial Officer and Corporate Secretary